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                                                                EXHIBIT 21
                                                                ----------

                         Subsidiaries of the Company
                         ---------------------------


Subsidiary                         State or Jurisdiction of Incorporation
----------                         --------------------------------------

A.B. Dick B.V.                               The Netherlands

A.B. Dick Company                            Delaware

A.B. Dick Company of Canada, Ltd.            Canada

A.B. Dick-Itek Limited                       United Kingdom

A.B. Dick Netherland B.V.                    The Netherlands

A.B. Dick, S.A.                              Belgium

Curtis Industries, Inc.                      Delaware

Curtis Industries of Canada, Ltd.            Canada


Curtis Sub, Inc.                             Delaware

Curtis U.K. Ltd.                             United Kingdom

Itek Graphix Corp.                           Delaware